EXHIBIT 99.7

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 31, 2011, Perma-Fix Environmental Services, Inc. (“Perma-Fix”, “we”, “our” or the “Company”) completed the acquisition of all of the issued and outstanding shares of capital stock of Safety & Ecology Holdings Corporation (“SEHC”) and its subsidiaries, Safety & Ecology Corporation, SEC Federal Services Corporation, Safety & Ecology Corporation Limited and SEC Radcon Alliance, LLC, pursuant to that certain Stock Purchase Agreement, dated July 15, 2011 (“Purchase Agreement”), between the Company, Homeland Capital Security Corporation (“Homeland”) and SEHC.  SEHC is an international provider of environmental, hazardous and radiological remediation infrastructure upgrades and nuclear energy services.  SEHC provides remediation of nuclear materials for the U.S. government and other commercial customers.  We acquired SEHC and its subsidiaries for a total consideration of approximately $17.9 million determined as follows:

(i)
cash consideration of approximately $14.9 million, after certain working capital closing adjustments. This cash consideration was reduced by approximately $1 million total consideration for the Company’s Common Stock purchased from the Company by certain security holders of Homeland as discussed below;

(ii)
the sum of $2.0 million deposited in an escrow account to satisfy any claims that the Company may have against Homeland for indemnification pursuant to the Purchase Agreement and the Escrow Agreement, dated October 31, 2011 (“Escrow Agreement”);

(iii)
$2.5 million unsecured, non-negotiable promissory note (the “Note”), bearing an annual rate of interest of 6%, payable in 36 monthly installments, which Note provides that the Company has the right to prepay such at any time without interest or penalty.  The Company prepaid $500,000 of the principal amount of the Note within 10 days of closing of the acquisition.  The Note may be subject to offset of amounts Homeland owes the Company for indemnification for breach of, or failure to perform, certain terms and provisions of the Purchase Agreement if the Escrow Agreement has terminated pursuant to its terms or the amount held in escrow has been exhausted pursuant to the terms of the Purchase Agreement.   Under the terms of the Note, in the event of a continuing event of default under the Note, Homeland has the option to convert the unpaid portion of the Note into the Company’s restricted shares of Common Stock equal to the quotient determined by dividing the principal amount owing under the Note and all accrued and unpaid interest thereon, plus certain expenses, by the average of the closing prices per share of the Company Common Stock as reported by the primary national securities exchange or automatic quotation system on which the Company’s Common Stock is traded during the 30 consecutive trading day period ending on the trading day immediately prior to receipt by the Company of Homeland’s written notice of its election to receive the Company’s Common Stock as a result of the event of default that is continuing; provided that the number of shares of Company Common Stock to be issued to Homeland under the Note in the event of a continuing event of default plus the number of shares of the Company Common Stock issued to the Management Investors, as discussed below, shall not exceed 19.9% of the voting power of all of the Company’s voting securities issued and outstanding as of the date of the Purchase Agreement; and

(iv)
in connection with the closing of the acquisition, Homeland and SEHC agreed that they were in material breach of certain of their representations and warranties contained in the Purchase Agreement relating to a contract that a subsidiary of SEHC is a party to (“Sub’s Contract”). Homeland and SEHC have agreed that if, for any reason, the Sub’s Contract has not been renewed by the other party to the contract on or before December 31, 2011, for an additional term of not less than three years and, based upon our determination, would not generate revenues of not less than $6.0 million each year during the renewal term, or if the Sub’s Contract has not been renewed by the other party to the contract on or before December 31, 2011, on terms set forth above, and the other party to the Sub’s Contract has not awarded the SEHC subsidiary in question, for any reason, by December 31, 2011, a new subcontract for the project covered by the Sub’s Contract having a term of not less than three years that would not, based upon our determination, generate revenues to the SEHC subsidiary in question of not less than $6.0 million each year during the term of such new subcontract, then the Escrow Agent under the Escrow Agreement shall distribute to the Company the sum of $1.5 million of the amount held in escrow (“$1.5 million Distribution”) on January 3, 2012, or such later date as instructed in writing by the Company.  The above terms were not met by December 31, 2011, and, as a result, on January 10, 2012, the Company received from the escrow the $1.5 million Distribution.

Pursuant to the terms of the Purchase Agreement, upon closing of the Purchase Agreement, certain security holders of Homeland (“Management Investors”) purchased 813,007 restricted shares of the Company’s Common Stock for a total consideration of approximately $1 million, or $1.23 a share, which is the average of the closing prices of the Company’s Common Stock as quoted on the Nasdaq during the 30 trading days ending on the trading day immediately prior to the closing of the acquisition.  The purchase of the Company’s Common Stock was pursuant to a private placement under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) or Rule 506 of Regulation D promulgated under the Act.

Upon the closing of the acquisition of SEHC and its subsidiaries on October 31, 2011, Mr. Christopher Leichtweis (“Leichtweis”), a former officer and director of Homeland, was appointed a Senior Vice President of the Company and President of Safety and Ecology Corporation pursuant to the terms of a four year employment agreement.  In connection with Leichtweis’ employment on October 31, 2011, we granted Leichtweis a non-qualified stock option (the “Option”) to purchase up to 250,000 shares of our Common Stock as reported on the Nasdaq on the grant date, which was $1.35.  The Option has a term of 10 years from grant date, with 25% yearly vesting over a four-year period.  The Option was granted in accordance with, and is subject to, a Non-Qualified Stock Option Agreement, dated October 31, 2011.

In connection with the acquisition of SEHC and its subsidiaries, the Company entered into an Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated October 31, 2011 (“Amended Loan Agreement”), with its lender, PNC Bank, National Association (“PNC”), amending and restating its previous Loan Agreement with PNC.  The Amended Loan Agreement provides the Company with the following credit facilities:

•	up to $25 million revolving credit facility, subject to the amount of borrowings based on a percentage of eligible receivables and subject to certain reserves;

•	a term loan of $16 million, which requires monthly installments of approximately $190,000; and

•	equipment line of credit up to $2.5 million, subject to certain limitations.

The Company has the option of paying an annual rate of interest due on the revolving credit facility at prime plus 2% or London Inter Bank Offer Rate (“LIBOR”) plus 3% and the term and equipment credit facilities at prime plus 2.5% or LIBOR plus 3.5%.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2011 and unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 and six months ended June 30, 2011 (collectively, the “Pro Forma Statements”) are based on the historical consolidated financial statements of Perma-Fix and SEHC and its subsidiaries.  The Company’s historical financial statements referred to above as of and for the year ended December 31, 2010 are included in our Annual Report on Form 10-K for the year ended December 31, 2010 and the historical financial statements as of and for the six months ended June 30, 2011 are included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.  The audited Consolidated Balance Sheets of SEHC and its subsidiaries as of June 26, 2011 and June 27, 2010 and the related Consolidated Statements of Operations, Consolidated Statements of Cash Flows, and Consolidated Statements of Stockholders’ Equity are included in this Current Report on Form 8-K/A as exhibit 99.6.  The historical statement of operations results for the twelve months ended December 31, 2010 for SEHC and its subsidiaries are derived from the audited Consolidated Statements of Operations for the year ended June 26, 2011 for SEHC and its subsidiaries adjusted by deducting third and fourth quarter financial results and adding the comparable preceding year interim results of the audited Consolidated Statements of Operations for the year ended June 27, 2010. The historical statement of operations results for the six months ended June 30, 2011 for SEHC and its subsidiaries are derived from the third and fourth quarter financial results of the audited Consolidated Statements of Operations for the year ended June 26, 2011 for SEHC and its subsidiaries. The Pro Forma Statements were adjusted to give effect to the acquisition of SEHC and its subsidiaries pursuant to the Stock Purchase Agreement, dated July 15, 2011 between the Company, Homeland Capital Security Corporation (“Homeland”) and SEHC.  The acquisition was accounted for in the Pro Forma Statements using the purchase method of accounting based on the assumptions and adjustments in the accompanying Notes to Unaudited Pro Forma Combined Financial Statements. The estimated purchase price allocation is preliminary and is subject to further revision. The unaudited pro forma condensed combined balance sheet gives effect to the transaction as if it occurred on June 30, 2011 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 and for the six months ended June 30, 2011 give effect to the transaction as if it occurred on January 1, 2010.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are (1) directly attributable to the transaction and (2) factually supportable. The Pro Forma Statements are provided for informational purposes only and do not purport to represent what our financial position and results of operations would actually have been had the SEHC acquisition occurred on such dates or to project our financial position or results of operations for any future period.

The Pro Forma Statements and the Notes thereto should be read in conjunction with the historical Consolidated Financial Statements of Perma-Fix and the Notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2010, Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, and the historical Financial Statements of SEHC and its subsidiaries and the Notes thereto included in this Form 8-K/A.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2011

(Amounts in Thousands)	Historical Perma-Fix	Historical SEHC & Subsidiaries	Pro Forma Adjustments		Pro Forma

ASSETS
Current assets:
Cash	$27	$934	$(867	)(a)	$94
Restricted cash	35	-	1,500	(a)	1,535
Net receivables	25,436	20,558	(3,107	)(u)	42,887
Inventories	385	-	-		385
Prepaid and other assets	2,072	501	-		2,573
Deferrred tax asset - current	562	-	-		562
Current assets related to discontinued operations, net of allowance for doubtful accounts	2,187	-	-		2,187
Total current assets	30,704	21,993	(2,474)		50,223

Property and equipment:
Property and equipment, net of accumulated depreciation	39,863	587	1,796	(b)	42,246

Property and equipment related to discontinued operations, net of accumulated depreciation	4,213	-	-		4,213

Intangibles and other assets:
Goodwill	16,170	7,165	2,558	(c)	25,893
Permits	16,878	-	-		16,878
Other Intangibles	-	302	3,078	(d)	3,380
Unbilled receivables - non-current	1,756	-	-		1,756
Finite Risk Sinking Fund	19,329	-	-		19,329
Other assets	2,179	22	-		2,201
Intangible and other assets related to
discontinued operations	1,190	-	-		1,190
Total assets	$132,282	$30,069	$4,958		$167,309

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (CONTINUED)
AS OF JUNE 30, 2011

(Amounts in Thousands)	Historical Perma-Fix	Historical SEHC & Subsidiaries	Pro Forma Adjustments		Pro Forma

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,480	$9,002	-		$15,482
Accrued expenses	9,268	2,794	199	(s)	12,261
Unearned revenue	6,410	1,509	(1,509	) (u)	6,410
Deferred tax liability - current	-	16	(16	) (q)	-
Current liabilities related to discontinued operations	3,414	-	-		3,414
Customer contracts	-	-	3,502	(u)	3,502
Current portion of long-term debt	2,328	-	2,605	(e)	4,933
Total current liabilities	27,900	13,321	4,781		46,002

Accrued closure costs	12,401	-	-		12,401
Other long-term liabilities	579	-	-		579
Deferred tax liability	1,235	365	(365	) (q)	1,235
Long-term liabilities related to discontinued operations	2,199	-	-		2,199
Long-term debt, less current portion	6,929	-	14,929	(a),(e)	21,858
Total long-term liabilities	23,343	365	14,564		38,272

Total liabilities	51,243	13,686	19,345		84,274

Preferred Stock of subsidiary	1,285	-	-		1,285

Equity:
Common Stock	55	-	1	(g)	56
Preferred Stock	-	10	(10	) (f)	-
Additional paid-in capital	101,157	15,232	(15,232	) (f)	102,156
			999	(g)	-
Accumulated deficit	(21,370)	2,211	(2,211	) (f)	(20,710)
	-	-	859	(t)	-
	-	-	(199	) (s)	-
Accumulated other comprehensive (loss) - foreign
currency translation adjustments	-	(118)	118	(f)	-
Common Stock in treasury at cost	(88)	-	-		(88)
Payment to parent company	-	(1,288)	1,288	(f)	-
Total stockholders' equity	79,754	16,047	(14,387)		81,414
Noncontrolling interest	-	336	-		336
Total liabilities and equity	$132,282	$30,069	$4,958		$167,309

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2011

(Amounts in Thousands, Except for Per Share Amounts)	Historical Perma-Fix Six Months Ended June 30, 2011	Historical SEHC & Subsidiaries Six Months Ended June 30, 2011	Pro Forma Adjustments		ProForma

Net revenues	$52,528	$49,069	$(1	) (h)	$101,596
Cost of goods sold	41,449	44,818	(1	) (h)	89,550
	-	-	3,257	(i)	-
	-	-	27	(j)	-
Gross profit	11,079	4,251	(3,284)		12,046

Selling, general and administrative expenses	6,808	7,236	(3,257	) (i)	10,390
	-	-	23	(k)	-
	-	-	(151	) (j)	-
	-	-	(269	) (r)	-
Research and development	661	-	-		661
Income (loss) from operations	3,610	(2,985)	370		995

Other income (expense):
Interest income	26	-	-		26
Interest expense	(359)	(12)	(217	) (l),(m)	(588)
Interest expense-financing fees	(156)	-	(23	) (n)	(179)
Other	3	-	-		3
Income (loss) from continuing operations before taxes	3,124	(2,997)	130		257
Income tax expense (benefit)	1,105	(1,263)	49	(o)	(109)
Income (loss) from continuing operations	2,019	(1,734)	81		366
Less income attributable to noncontrolling interest	-	195	-		195
Net income (loss) attributable to common shareholders	$2,019	$(1,929)	$81		$171

Net income (loss) per common share – basic
Continuing operations	$.04				$-

Net income (loss) per common share – diluted
Continuing operations	$.04				$-

Number of common shares used in computing
net income (loss) per share:
Basic	55,118		813	(f)	55,931
Diluted	55,123		813	(f)	55,936

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2010

(Amounts in Thousands, Except for Per Share Amounts)	Historical Perma-Fix Year Ended December 31, 2010	Historical SEHC & Subsidiaries Year Ended December 31, 2010	Pro Forma Adjustments		ProForma

Net revenues	$97,790	$94,624	$(435	) (h)	$191,979
Cost of goods sold	77,175	75,379	(435	) (h)	155,523
	-	-	7,200	(i)	-
	-	-	(294	) (j)	-
	-	-	(3,502	) (u)	-
Gross profit	20,615	19,245	(3,404)		36,456

Selling, general and administrative expenses	13,361	11,439	(7,200	) (i)	17,161
	-	-	46	(k)	-
	-	-	(467	) (j)	-
	-	-	(18	) (r)	-
Research and development	921	-	-		921
Asset Impairment loss	-	425	-		425
Loss on disposal of property and equipment	138	-	-		138
Income from operations	6,195	7,381	4,235		17,811

Other income (expense):
Interest income	65	-	-		65
Interest expense	(755)	(201)	(479	) (l),(m)	(1,435)
Interest expense-financing fees	(412)	-	(46	) (n)	(458)
Loss on extinguishment of debt	-	-	(117	) (p)	(117)
Other	24	(55)	-		(31)
Income from continuing operations before taxes	5,117	7,125	3,593		15,835
Income tax expense (benefit)	1,846	2,892	1,365	(o)	5,244
	-	-	(859	) (t)	-
Income from continuing operations	3,271	4,233	3,087		10,591
Less income attributable to noncontrolling interest	-	262	-		262
Net income attributable to common shareholders	$3,271	$3,971	$3,087		$10,329

Net income (loss) per common share – basic
Continuing operations	$.06				$0.19

Net income (loss) per common share – diluted
Continuing operations	$.06				$0.18

Number of common shares used in computing net income (loss) per share:
Basic	54,947		813	(f)	55,760
Diluted	55,030		813	(f)	55,843

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

On October 31, 2011, Perma-Fix Environmental Services, Inc. (“Perma-Fix”, “we”, “our” or the “Company”) completed the acquisition of all of the issued and outstanding shares of capital stock of Safety & Ecology Holdings Corporation (“SEHC”) and its subsidiaries, Safety & Ecology Corporation, SEC Federal Services Corporation, Safety & Ecology Corporation Limited and SEC Radcon Alliance, LLC, pursuant to that certain Stock Purchase Agreement, dated July 15, 2011 (“Purchase Agreement”), between the Company, Homeland Capital Security Corporation (“Homeland”) and SEHC.  SEHC is an international provider of environmental, hazardous and radiological remediation infrastructure upgrades and nuclear energy services.  SEHC provides remediation of nuclear materials for the U.S. government and other commercial customers.  We acquired SEHC and its subsidiaries for a total consideration of approximately $17.9 million determined as follows:

(i)
cash consideration of approximately $14.9 million, after certain working capital closing adjustments. This cash consideration was reduced by approximately $1 million total consideration for the Company’s Common Stock purchased from the Company by certain security holders of Homeland as discussed below;

(ii)
the sum of $2.0 million deposited in an escrow account to satisfy any claims that the Company may have against Homeland for indemnification pursuant to the Purchase Agreement and the Escrow Agreement, dated October 31, 2011 (“Escrow Agreement”);

(iii)
$2.5 million unsecured, non-negotiable promissory note (the “Note”), bearing an annual rate of interest of 6%, payable in 36 monthly installments, which Note provides that the Company has the right to prepay such at any time without interest or penalty.  The Company prepaid $500,000 of the principal amount of the Note within 10 days of closing of the acquisition.  The Note may be subject to offset of amounts Homeland owes the Company for indemnification for breach of, or failure to perform, certain terms and provisions of the Purchase Agreement if the Escrow Agreement has terminated pursuant to its terms or the amount held in escrow has been exhausted pursuant to the terms of the Purchase Agreement.   Under the terms of the Note, in the event of a continuing event of default under the Note, Homeland has the option to convert the unpaid portion of the Note into the Company’s restricted shares of Common Stock equal to the quotient determined by dividing the principal amount owing under the Note and all accrued and unpaid interest thereon, plus certain expenses, by the average of the closing prices per share of the Company Common Stock as reported by the primary national securities exchange or automatic quotation system on which the Company’s Common Stock is traded during the 30 consecutive trading day period ending on the trading day immediately prior to receipt by the Company of Homeland’s written notice of its election to receive the Company’s Common Stock as a result of the event of default that is continuing; provided that the number of shares of Company Common Stock to be issued to Homeland under the Note in the event of a continuing event of default plus the number of shares of the Company Common Stock issued to the Management Investors, as discussed below, shall not exceed 19.9% of the voting power of all of the Company’s voting securities issued and outstanding as of the date of the Purchase Agreement; and

(iv)
in connection with the closing of the acquisition, Homeland and SEHC agreed that they were in material breach of certain of their representations and warranties contained in the Purchase Agreement relating to a contract that a subsidiary of SEHC is a party to (“Sub’s Contract”). Homeland and SEHC have agreed that if, for any reason, the Sub’s Contract has not been renewed by the other party to the contract on or before December 31, 2011, for an additional term of not less than three years and, based upon our determination, would not generate revenues of not less than $6.0 million each year during the renewal term, or if the Sub’s Contract has not been renewed by the other party to the contract on or before December 31, 2011, on terms set forth above, and the other party to the Sub’s Contract has not awarded the SEHC subsidiary in question, for any reason, by December 31, 2011, a new subcontract for the project covered by the Sub’s Contract having a term of not less than three years that would not, based upon our determination, generate revenues to the SEHC subsidiary in question of not less than $6.0 million each year during the term of such new subcontract, then the Escrow Agent under the Escrow Agreement shall distribute to the Company the sum of $1.5 million of the amount held in escrow (“$1.5 million Distribution”) on January 3, 2012, or such later date as instructed in writing by the Company.  The above terms were not met by December 31, 2011, and, as a result, on January 10, 2012, the Company received from the escrow the $1.5 million Distribution.

Pursuant to the terms of the Purchase Agreement, upon closing of the Purchase Agreement, certain security holders of Homeland (“Management Investors”) purchased 813,007 restricted shares of the Company’s Common Stock for a total consideration of approximately $1 million, or $1.23 a share, which is the average of the closing prices of the Company’s Common Stock as quoted on the Nasdaq during the 30 trading days ending on the trading day immediately prior to the closing of the acquisition.  The purchase of the Company’s Common Stock was pursuant to a private placement under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) or Rule 506 of Regulation D promulgated under the Act.

Upon the closing of the acquisition of SEHC and its subsidiaries on October 31, 2011, Mr. Christopher Leichtweis (“Leichtweis”), a former officer and director of Homeland, was appointed a Senior Vice President of the Company and President of Safety and Ecology Corporation pursuant to the terms of a four year employment agreement.  In connection with Leichtweis’ employment on October 31, 2011, we granted Leichtweis a non-qualified stock option (the “Option”) to purchase up to 250,000 shares of our Common Stock as reported on the Nasdaq on the grant date, which was $1.35.  The Option has a term of 10 years from grant date, with 25% yearly vesting over a four-year period.  The Option was granted in accordance with, and is subject to, a Non-Qualified Stock Option Agreement, dated October 31, 2011.

In connection with the acquisition of SEHC and its subsidiaries, the Company entered into an Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated October 31, 2011 (“Amended Loan Agreement”), with its lender, PNC Bank, National Association (“PNC”), amending and restating its previous Loan Agreement with PNC.  The Amended Loan Agreement provides the Company with the following credit facilities:

•	up to $25 million revolving credit facility, subject to the amount of borrowings based on a percentage of eligible receivables and subject to certain reserves;

•	a term loan of $16 million, which requires monthly installments of approximately $190,000; and

•	equipment line of credit up to $2.5 million, subject to certain limitations.

The Company has the option of paying an annual rate of interest due on the revolving credit facility at prime plus 2% or London Inter Bank Offer Rate (“LIBOR”) plus 3% and the term and equipment credit facilities at prime plus 2.5% or LIBOR plus 3.5%.

The Company has made assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price (See “PRELIMINARY PURCHASE PRICE ALLOCATION” below) in the unaudited pro forma condensed combined financial statements.  These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuations of identifiable intangible assets, net tangible assets, contracts, non-controlling interest and resulting goodwill.  In particular, the final valuations of these items may change from the Company’s preliminary estimates.  These changes could result in material variances between the Company’s future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses associated with these items.  Our preliminary estimated purchase price and preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements do not include the $1.5 million Distribution as mentioned above.

2. PRELIMINARY PURCHASE PRICE ALLOCATION

This acquisition will be recorded in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, “Business Combinations”, which includes an evaluation of the existence of any identifiable intangible assets at the date of acquisition, such as permits and customer relationships. Due to the strategic nature of the acquisition, goodwill of approximately $9.7 million is expected to be recorded in connection with the acquisition. However, final allocation of purchase price has not been finalized.  The following table summarizes the preliminary purchase price allocation of the fair values of the assets acquired and liabilities assumed, as though the acquisition had occurred on June 30, 2011:

(Amounts in thousands)

Current assets	$18,886
Property, plant and equipment	2,383
Intangibles	3,380
Goodwill	9,723
Other assets	22
Total assets acquired	34,394
Current liabilities	(11,797)
Customer Contracts	(3,502)
Non-current liabilities	(859)
Total liabilities acquired	(16,158)
Non Controlling Interest	(336)
Total consideration	$17,900

The following table summarizes the preliminary components of intangible assets acquired:

(Amounts in thousands)	Preliminary Fair Value	Weighted Average Estimated Useful Life

Customer Relationships	$3,120	12.0 years
Non-Competition Agreement	260	5.0 years
Total Intangible Assets	$3,380

Customer Contracts	$(3,502)	0.5 years

The intangible asset of Customer Relationships will be amortized using an accelerated method which will result in an impact to our operations in the amount of approximately $1.8 million over a five year period as follows:

Amount
Year	(In thousands)

1	$435
2	391
3	352
4	317
5	285
$1,780

The following table summarizes the preliminary components of tangible assets acquired:

		Weighted
		Average
	Preliminary	Estimated
(Amounts in thousands)	Fair Value	Useful Life

Vehicles	$517	5.0 years
Lab Equipment	1,382	7.0 years
Other	484	4.0 years
Total Tangible Assets	$2,383

3. PRO FORMA ADJUSTMENTS

(a)
Reflects cash outlay at closing of $15.9 million, consisting of $14.9 million cash portion of the purchase price reduced by approximately $1 million total consideration for the Company’s Common Stock purchased from the Company by certain security holders of Homeland (See 3.(g) below), and $2.0 million placed in an escrow account.  The restricted cash represents the expected distribution of $1.5 million to the Company from the escrow account in connection with certain contract of a subsidiary of SEHC as discussed in “Basis of Presentation”.  The cash outlay was funded primarily from incremental borrowing of $11.8 million from the Term Loan and $3.2 million from the Revolving Credit under the Amended Loan Agreement (See 3.(e) below).

(b)           Reflects increase to record property and equipment to estimated fair value of $2.4 million.

(c)
Reflects the estimated goodwill of $9.7 million resulting from the business combination. See Note 2.  The Company has not yet finalized the allocation of purchase price; thus this is subject to revision.

(d)	Reflects increase to record definite-lived intangible assets to estimated fair value of $3.4 million resulting from the business combination.

(e)
Reflects current and long-term portion of borrowings by the Company as follows:  $3.2 million borrowed on the Revolving Credit, $11.8 million net proceeds from the Term Loan, and $2.5 million note payable related to the acquisition.

(f)	Reflects the elimination of equity accounts of SEHC and its subsidiaries.

(g)
Reflects the issuance of 813,007 shares of the Company’s restricted Common Stock resulting from the purchase by certain security holders of Homeland (“Management Investors”) upon closing of the Purchase Agreement, pursuant to the terms of the Purchase Agreement. The 813,007 shares were valued at $1.0 million or $1.23 a share, which is the average of the closing prices of the Company’s Common Stock as quoted on the Nasdaq during the 30 trading days ending on the trading day immediately prior to the closing of the acquisition.

(h)	Reflects intercompany revenue between Perma-Fix and SEHC and its subsidiaries.

(i)	Reflects reclassification of certain selling, general, and administrative expenses to cost of goods sold to be consistent with Perma-Fix’s historical presentation.

(j)
Reflects the difference between depreciation on fixed assets and amortization on definite-lived intangible assets based on their preliminary estimated fair value and estimated useful lives compared to historical amounts.

(k)
Reflects option expense recorded resulting from issuance of 250,000 non-qualified stock options (the “Option”) issued to Mr. Christopher Leichtweis, a former officer and director of Homeland, who was appointed a Senior Vice President of the Company and President of Safety and Ecology Corporation pursuant to the terms of a four year employment agreement, upon the closing of the acquisition.  The option has a term of ten years with 25% yearly vesting over a four-year period.  The Option was valued in accordance with FASB ASC 718, “Compensation – Stock Compensation” using the Black-Scholes valuation model.

(l)
Reflects interest expense of $32,000 for the six months ended June 30, 2011 and $87,000 for the twelve months ended December 31, 2010, on the $2.5 million Note in connection with the acquisition at a rate of 6.0% per year, which includes the impact of a prepayment of $500,000 of the principal amount of the Note paid within 10 days of closing of the acquisition.

(m)
Reflects interest expense on the incremental borrowing under the Amended Loan Agreement of $11.8 million for the Term Loan and $3.2 million for the Revolving Credit at a committed rate of London InterBank Offer Rate (“LIBOR”) plus 3.5% and LIBOR plus 3.0%, respectively, with assumed LIBOR rate of .5%.  A 1/8 percent variance in the LIBOR rate would result in an increase/decrease in interest expense of approximately $14,000 for the six months ended June 30, 2011, and $28,000 for the twelve months ended December 31, 2010.

(n)	Reflects incremental financing fees related to the Amended Loan Agreement, net of write-off of unamortized financing fees related to the Company’s previous Loan Agreement with PNC.

(o)
Reflects current income tax expense calculated at the Company’s statutory tax rate net of income tax deferred related to non-deductible depreciation and amortization of acquired tangible and definite-lived intangible assets and release of the valuation allowance on the Company’s deferred tax assets.

(p)	Reflects loss on extinguishment of debt resulting from the Amended Loan Agreement.

(q)
Reflects the net effect of the increase of the deferred tax liability resulting from the write-up in value of tangible assets and the excess purchase price assigned to definite lived intangible assets and the release of the valuation allowance on the Company’s deferred tax assets.

(r)	Reflects costs directly related to the acquisition which do not have a continuing impact on the combined entity’s results of operations.

(s)
Reflects estimated transaction costs of $199,000 (primarily legal costs) which have been excluded from the pro forma purchase price allocation and the unaudited pro forma condensed combined statement of operations as they are non-recurring one-time charges.  However, these costs have been accrued and charged to accumulated deficit net of the related tax effect and are included in the unaudited pro forma condensed combined balance sheet.

(t)	Reflects the release of the valuation allowance on the Company’s deferred tax assets as a result of the increase in the deferred tax liabilities from the acquisition.

(u)	Reflects adjustment to bring the acquired in-progress long-term contracts to their estimated fair value at the date of acquisition.